UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THESECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2016

HANCOCK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	001-36872 (Commission File Number)	64-0693170 (I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi (Address of principal executive offices)	39501 (Zip Code)

(228) 868-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 13, 2016, Hancock Holding Company (the "Company") issued a press release announcing that it has priced an underwritten public offering of 5.5 million shares of its common stock and granted the underwriters an option to purchase up to an additional 825,000 shares of its common stock. The offering will be made pursuant to a prospectus supplement filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

   (c) Exhibits.

Exhibit Number	Description
99.1
Press Release dated December 13, 2016 announcing that it has priced an underwritten public offering of 5.5 million shares of its common stock and granted the underwriters an option to purchase up to an additional 825,000 shares of its common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

December 13, 2016	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer